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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE

$6,500,000.00                                                 Washington, D.C.
Maturity Date: February 1, 1998                                 March __, 1997

     FOR VALUE RECEIVED, the undersigned, THE NOSTALGIA NETWORK, INC. a Delaware corporation ("Maker"), hereby promises to pay to the order of CROWN COMMUNICATIONS CORPORATION, a Delaware corporation, or any subsequent holder or holders ("Holder") of this Promissory Note (this "Note"), at 650 Massachusetts Avenue, N.W., Washington, D.C. 20001, or at such other place as Holder may from time to time designate in writing, the principal sum of six million five hundred thousand dollars ($6,500,000.00), together with all accrued interest on such outstanding balance, in accordance with the terms and provisions of this Note.

     1. Substitution and Replacement. This Note is given by Maker in substitution and replacement of that certain promissory note dated October 15, 1996 in the principal amount of $1,000,000; that certain promissory note dated November 1, 1996 in the principal amount of $1,500,000; that certain promissory note dated December 20, 1996 in the principal amount of $1,000,000; that certain promissory note dated January 7, 1997 in the principal amount of $500,000; that certain promissory note dated February 14, 1997 in the principal amount of $500,000; and that certain promissory note dated March 12, 1997 in the principal amount of $2,000,000 (collectively, the "Old Notes"). Upon execution of this Note to Holder, the Old Notes shall be deemed to be cancelled and of no further force and effect.

     2. Interest; Payments. Interest shall accrue on the unpaid principal balance of this Note (as well as on all accrued and unpaid interest) from and after the date of this Note at a per annum rate equal to the Prime Rate as published in the Wall Street Journal on March __, 1997, compounded monthly, and interest of at least Twenty Thousand Dollars ($20,000) per month shall be paid monthly on the last day of each month commencing April 30, 1997 until January 31, 1998. The principal balance, together with all remaining unpaid interest accrued thereon shall be due and payable on February 1, 1998 (the "Maturity Date").

     3. Payments. All payments by Maker hereunder shall be applied (i) first to any collection costs pursuant to Paragraph 9 hereof, (ii) second to the interest due and unpaid under this Note, and (iii) thereafter, to any principal owing under this Note.

     4. Prepayment. Maker shall have the right to prepay, in part or in full, without penalty, this Note (together with all accrued interest to the date of prepayment on the amount of principal thus prepaid) at any time or times.
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     5. Waiver Regarding Notice. Maker waives presentment, demand and presentation for payment, protest and notice of protest, and, except as otherwise specifically provided herein, any other notices of whatever kind or nature, bringing of suit and diligence in taking any action to collect any sums owing hereunder. From time to time, without in any way affecting the obligation of Maker to pay the outstanding principal balance of this Note and any interest accrued thereon and fully to observe and perform the covenants and obligations of Maker under this Note, without giving notice to, or obtaining the consent of, Maker, and without any liability whatsoever on the part of Holder, Holder may, at its option, extend the time for payment of interest hereon and/or principal of this Note, reduce the payments hereunder, release anyone liable on this Note or accept a renewal of this Note, join in any extension or subordination, or exercise any right or election hereunder. No one or more of such actions shall constitute a novation or operate to release any party liable for or under this Note, either as Maker or otherwise.

     6. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

          (a) Maker's failure to make any required payment of principal and/or interest under this Note, or any other amount due and payable under this Note, which failure continues for a period of ten (10) days after written notice of such failure is sent by Holder to Maker;

          (b) The occurrence of an event of default under that certain Security Agreement by and between Maker and Holder dated as of March 21, 1997, as amended (the "Security Agreement");

          (c) The occurrence of an event of default under that certain promissory note dated as of the date hereof by Maker payable to Concept Communications, Inc., a Delaware corporation ("Concept");

          (d) The occurrence of an event of default under that certain Security Agreement by and between Maker and Concept dated as of January 4, 1996;

          (e) Maker's failure to perform any other obligation (other than one that can be satisfied with the payment of money) required under this Note, and the continuation of such failure for a period of ten (10) days after Holder gives Maker written notice of such failure to perform; and

          (f) Maker's insolvency, general assignment for the benefit of creditors, or the commencement by or against Maker of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition


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     of Maker's debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for Maker or for all or any substantial part of Maker's assets.

     7. Acceleration. Upon the occurrence of an Event of Default, Holder shall have the right to cause the entire unpaid principal balance, together with all accrued interest thereon, reasonable attorneys' and paralegals' fees and all fees, charges, costs and expenses, if any, owed by Maker to Holder, to become immediately due and payable in full by giving written notice to Maker.

     8. Remedies. Upon the occurrence of an Event of Default, Holder may avail itself of any legal or equitable rights which Holder may have at law or in equity or under this Note, including, but not limited to, the right to accelerate the indebtedness due under this Note as described in the preceding sentence. The remedies of Holder as provided herein shall be distinct and cumulative, and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. Failure to exercise any of the foregoing options upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other Event of Default, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. Holder shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of Holder.

     9. Expenses of Collection. If this Note is referred to an attorney for collection, whether or not arbitration has been initiated or any other action instituted or taken to enforce or collect under this Note, Maker shall pay all of Holder's costs, fees (including reasonable attorneys' and paralegals' fees) and expenses in connection with such referral.

     10. Governing Law. The provisions of this Note shall be governed and construed according to the law of the District of Columbia, without giving effect to its conflicts of laws provisions.


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     11. Security. Payment of the indebtedness evidenced by this Note is secured by certain assets of Maker pledged to Holder pursuant to the Security Agreement.

     12. No Waiver. Neither any course of dealing by Holder nor any failure or delay on its part to exercise any right, power or privilege hereunder shall operate as a waiver of any right or remedy of Holder hereunder unless said waiver is in writing and signed by Holder, and then only to the extent specifically set forth in said writing. A waiver as to one event shall not be construed as a continuing waiver by Holder or as a bar to or waiver of any right or remedy by Holder as to any subsequent event.

     13. Notices.

     (a) All notices hereunder shall be in writing and shall either be hand delivered, with receipt therefor, or sent by Federal Express or similar courier, with receipt therefor, or by certified or registered mail, postage prepaid, return receipt requested, as follows:

      If to Maker:            The Nostalgia Network, Inc.
                              650 Massachusetts Avenue, N.W.
                              Washington, D.C. 20001
                              Attn: President

      If to Holder:           Crown Communications Corporation
                              650 Massachusetts Avenue, N.W.
                              Washington, D.C. 20001
                              Attn: General Counsel

      with a copy to:         Tucker, Flyer & Lewis
                              1615 L Street, N.W., Suite 400
                              Washington, D.C. 20036
                              Attn:  Arthur E. Cirulnick, Esquire

Notices shall be effective when received; provided, however, that if any notice sent by courier or by certified or registered mail is returned as undeliverable, such notice shall be deemed effective when mailed or given to such courier.

     (b) Any of the foregoing persons may change the address to which notices are to be delivered to it hereunder by giving written notice to the others as provided in this Paragraph 13(b).

     14. Severability. In the event that any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as



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if such invalid, illegal or unenforceable provision had never been contained herein.

     15. Limitations of Applicable Law. In the event the operation of any provision of this Note results in an effective rate of interest transcending the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by any party to this Note, be applied to the unpaid principal balance of this Note immediately upon receipt of such monies by Holder, with the same force and effect as though Maker had specifically designated such extra sums to be so applied to the unpaid principal balance and Holder had agreed to accept such extra payment(s) as a prepayment.

     16. Captions. The captions herein are for convenience of reference only and in no way define or limit the scope or content of this Note or in any way affect its provisions.

     17. Debtor-Creditor Relationship. Holder shall in no event be construed for any purpose to be a partner, joint venturer or associate of Maker, it being the sole intention of the parties to establish a relationship of debtor and creditor.

     18. Time of the Essence. It is expressly agreed that time is of the essence in the performance of the obligations set forth in this Note.

     19. Binding Arbitration. Arbitration shall be the exclusive procedure for resolving any dispute between the parties and shall be conducted in accordance with the rules of the American Arbitration Association ("AAA"), including the procedures for selecting an arbitrator and for engaging in discovery. However, provisional equitable relief may be brought in a court with appropriate jurisdiction. Any dispute to be arbitrated as provided hereunder shall be referred to a sole arbitrator selected by the President of AAA with experience and expertise in the subject matter of this Agreement. Should any party hereunder not agree to accept as sole arbitrator the person selected by the President of AAA, then the case shall be referred to a panel of three (3) arbitrators whereby each party shall appoint one arbitrator and the two so appointed shall mutually agree upon the third arbitrator. The decision of the arbitrator(s) shall be final and may be enforceable in any court of competent jurisdiction. The arbitrator shall be authorized to determine the party responsible for payment of attorneys' fees and costs; and he/she shall have the authority only to enforce the legal and contractual rights of the parties arising hereunder and shall not add to, modify, disregard, or refuse to enforce any contractual rights.



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     IN WITNESS WHEREOF, Maker has executed this Promissory Note under seal on this ___ day of March, 1997.

                                    MAKER:

ATTEST:                             THE NOSTALGIA NETWORK, INC.,
                                      a Delaware corporation



________________________            By:___________________________
       Secretary                    Name:_________________________
                                    Title:________________________

[CORPORATE SEAL]

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